Exhibit 10.1

FIRST AMENDMENT TO Amended and restated EXCLUSIVE DEVELOPMENT AND DISTRIBUTION AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED EXCLUSIVE DEVELOPMENT AND DISTRIBUTION AGREEMENT (this “Amendment”) between NeuroOne Medical Technologies Corporation, a Delaware corporation (the “Company”), and Zimmer, Inc., a Delaware corporation (“Zimmer”) is entered into and made effective as of the date of the last signature hereto (the “First Amendment Effective Date”).

Recitals

Whereas, on October 25, 2024, the Company and Zimmer entered into an Amended and Restated Exclusive Development and Distribution Agreement (the “Agreement”); and

Whereas, the Company and Zimmer now wish to amend the Agreement as provided herein.

Agreement

Now, Therefore, in consideration of the foregoing and the terms and conditions set forth below, the parties agree as follows:

1. Amendment to Section 6.2(c). As of the First Amendment Effective Date, Section 6.2(c) is hereby deleted in its entirety, and replaced with the following:

6.2	Transfer Pricing; Initial Orders and Minimum Purchase Requirements.

(c) Minimum Purchase Requirements for RF Products. Zimmer agrees to the Minimum Purchase Requirements for the fourth quarter of calendar year 2025 and each quarter of full calendar year 2026 as set forth in Exhibit H hereto. Zimmer agrees to submit a purchase order at least 30 days in advance of each quarter for no less than the Minimum Purchase Requirements for such quarter.

(The SEEG-RF Electrode, Temperature Accessory Kit and RF Generator are collectively referred to as “Minimum Purchase Requirements”).

The Minimum Purchase Requirements for SEEG-RF Electrode and Temperature Accessory Kit for each quarter of calendar year 2027 et seq. will be mutually agreed to by the Parties on or before [**] of each calendar year for the calendar quarters in the subsequent year. In the event the Parties are unable to reach agreement, the Minimum Purchase Requirement for SEEG-RF Electrode and Temperature Accessory Kit for each quarter will be set at a [**] increase from the same quarter in the prior year.

In the event that Zimmer fails to meet the Minimum Purchase Requirements during any one (1) year period, Zimmer shall have the option, in its sole discretion, to take one of the following actions, within thirty (30) days of the end of the calendar year in which the annual Minimum Purchase Requirement was not met (“Cure Period”):

(i) Place a purchase order for the difference in the amount of Minimum Purchase Requirements purchased (or subject to outstanding purchase order for that year) and the Minimum Purchase Requirements for each product segment; or

(ii) Make a payment to the Company in an amount equal to the product of the respective Transfer Price multiplied by the difference between (1) the annual Minimum Purchase Requirement for the product(s) in the table set forth above, minus (2) the number of units of such products purchased by Zimmer (including outstanding purchase orders for that year,) in the applicable year.

If Zimmer fails to meet its Minimum Purchase Requirements in any year and does not take one of the actions set forth above within [**] days after the end of each calendar year (i.e., by [**] of the respective year), the Company shall have the right to issue a written notice of termination of this Agreement which shall take effect [**] days upon receipt of such written notice. During the [**] period beginning on the date that the Company provides written notice of such termination, notwithstanding anything herein to the contrary, the Company shall have the right to enter into discussions and negotiations with third parties regarding the potential licensing of the Products.

2. Construction. Unless otherwise defined herein, capitalized terms shall have the meanings set forth in the Agreement. The terms of this Amendment amend and modify the Agreement as if fully set forth in the Agreement. If there is any conflict between the terms, conditions and obligations of this Amendment and the Agreement, this Amendment’s terms, conditions and obligations shall control. All other provisions of the Agreement not specifically modified by this Amendment are preserved. This Amendment may be executed in counterparts (including via facsimile or .pdf), each of which shall be deemed an original, and all of which together shall constitute one and the same document.

Signatures on the Following Page

In Witness Whereof, the parties have executed this Amendment as of the date first written above.

Zimmer, Inc.

By:	/s/Brian Hatcher
Brian Hatcher
Date: December 31, 2025

NeuroOne Medical Technologies Corporation

By:	/s/David Rosa
David Rosa, President and Chief Executive Officer
Date: December 31, 2025

Signature Page to

First Amendment to A&R Exclusive Development and Distribution Agreement

EXHIBIT H

Minimum Purchase Requirements

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